Labor Contract

Contract No.______

Party A:	Zhejiang Joinan Lighting Co., Ltd.
Legal Representative:	Zhu Jiangtu
Domicile:	No. 18 Xingong Seventh Road, Jiangdong District, Jiangshan Economy Development Zone, Zhejiang, PRC

Party B:	Liu Chuanling
ID No.:	210404196012113912
Current Residence:
Home Address:	Room 905, Building 1 Block 9, No. 1555 Caobao Road, Minhang Disctrict, Shanghai, PRC
Mobile:	Home Tel:

I. Conclusion of Contract

Both parties willingly enter into this Contract and abide by the provisions herein based on fair negotiation, as in accordance with the Labor Law of PRC, Labor Contract Law of PRC and relevant national laws and regulations.

Party B hereby warrants that relevant materials including certificates, qualification certification, diploma s/he provides for the execution of this Contract are true and legal.

II. Term of Contract

The term of Contract shall take the form of the following __(1)__:

(1) Specific Term: the term of Contract shall continue for _2_ years and _0_ months, from __July 3, 2010_ to _July 2, 2012_, of which _1_ month shall be probation period.
(2) Open Term: the term shall commence on the date of execution of this Contract, of which _3_ month shall be probation period.
(3) Term Based on the Fulfillment of Task: the task to be fulfilled is __making of light source_

III. Job and Place of Employment

1. Party B agrees to follow the work arrangement by Party A and undertake any job of the position:  as per the actual needs of Party A,  to perform the duties anywhere in the place: __plant of Party A_.

2. Party B also agrees that within the scope of Section III-1, his or her position, title, duties and place of employment may be changed or adjusted by Party A as per its business status and work performance of Party B. Party A shall notify Party B of such adjustment and if Party B does not raise any written dissent within 1 day after receiving the above notice, Party B will be deemed to accept the adjustment; if it is proved that Party B fails to qualify for the above job or shows excellent performance, Party A is entitled to change the position of Party B and his or her place of employment beyond the scope of Section III-1. Party A shall notify Party B of such change and if Party B does not raise any written dissent within 1 day after receiving the above notice, Party B will be deemed to accept the change.

IV. Working Hour and Vacation

1. Arrangement of working hours and vacation shall be subject to applicable provisions in Labor Law and to actual production needs of Party A.

V. Remuneration

1. Payroll shall be assigned in accordance with the work load. Monthly salary of Party B during the probation period shall be RMB _900_ (pre-tax), monthly salary after Party B becomes formal employee shall be paid according to the payroll system of Party A. Provided that Party B performs services as normally required, his or her monthly salary shall not be less than RMB 900 (pre-tax). Individual income tax imposed on Party B shall be withheld by Party A.

2. Party B is entitled to the remuneration of a level corresponding to his or her incumbent position.  Party A may adjust the remuneration of Party B based on his or her performance, ability and achievements.

3. Party A may adjust the remuneration of Party B based on its actual business status, rules and systems, evaluation on Party B, as well as Party B’s years of service, record of award and sanction, change of positions, etc. provided that Party B’s remuneration shall meet national minimum level.

VI. Social Insurance

1. Both parties shall pay the premiums of pension insurance, unemployment insurance, and contribute to medical pool for major diseases and other social insurance policies in accordance with regulations of national and local government at each level as applicable to social insurance. The part of premiums imposed on entities shall be paid by Party A and the other part imposed on individuals shall be paid by Party B but withheld by Party A.

2. In case Party B refuses to participate in social insurances for his or her own reasons, which brings negative effects on Party A,  and after Party A urges Party B to run the formalities of social insurance within a specified time limit, Party B still refuses to follow, Party A may treat the case as major infraction and even terminate the labor contract.

VII. Labor Protection, Working Conditions and Preventions against Occupational Hazards

1. Party A shall form and enhance working rules, operation specifications, and system of labor safety and health in accordance with applicable national laws and regulations.

2. Party A shall on a timely basis provide Party B with supplies for labor protection and regular physical examinations as required by national regulations and rules of Party A, according to the actuality of Party B’s position. If Party B refuses to accept physical examination, Party A may treat the case as major infraction and even terminate the labor contract.

VIII. Labor Disciplines

1. Party B shall observe the rules and systems set out by Party A legitimately at the time of execution hereof and hereafter; in case Party B breaches any labor discipline, Party A may treat the case in accordance with its rules, systems and even terminate the labor contract.

2. Party B shall unconditionally keep Party A’s trade secrets in confidence. In case Party B discloses Party A’s trade secrets as in breach hereof, Party B shall compensate for the economic loss incurred by Party A and Party A is entitled to terminate the labor contract on the cause of major infraction.

IX. Modification, Cancellation, Termination, Renewal of Labor Contract

Modification, cancellation, termination, renewal hereof shall be made in accordance with the Labor Contract.

X. Education and Training

1. If Party B engages in special work, Party B shall be trained by Labor Department and go on duty with certificate.

2. During the employment, the special job training (including inside training, outside training and commissioned training) on Party B shall be sponsored by Party A, and after the training, Party B shall serve for Party A and otherwise determine the subject and period of service in the training agreement legally entered into with Party A.

XI. Liability for Breach of Labor Contract

1. In case Party A terminates the labor contract against the laws, or the executed labor contract is invalidated due to Party A’s fault, which incurs loss to Party B, Party A shall assume the legal liabilities corresponding to the extent of loss.

2. If Party B applies for prior termination hereof,  with Party A’s approval, Party B shall run the severance formality within a specified time limit. In case Party B fails to notify Party A of termination in written form thirty days in advance (three days for probation), or leaves without fulfillment of severance formality, Party B shall be liable to Party A for the following: (1) for him or her who is trained and recruited at the expense of Party A, the expense of training and recruitment; (2) direct economic loss caused on production, business and management; (3) other liabilities provided in the rules and systems of Party A.

Where it is impossible to figure the amount of loss on Party A,  Party B acknowledges that the amount of such liability shall exceed or equal Party B’s average salary of two months prior to his or her severance.

3. Where Party A provides Party B with special training, Party A may agree on a period of service with Party B. In case Party B terminates the labor contract during the period of service, Party B shall pay a penalty calculated in the way: first divide the expense paid by Party A by the length of agreed service period and deduct from such expense the part corresponding to the period Party B has actually served (if otherwise provided in the training agreement executed by both parties, the training agreement shall prevail).

XII. Economic Compensation and Damages

1. If Party A should pay economic compensation to Party B according to applicable laws and regulations, Party A shall make the payment at the end of handover.

2. If Party B causes economic loss on Party A intentionally or at material fault, Party B shall be liable for such loss corresponding to the extent of his or her fault.

3. If Party A infringes on Party B’s legitimate rights, Party A shall be liable for the infringement in accordance with relevant provisions in Labor Law of PRC and Labor Contract Law of PRC.

XIII. Additional Understanding

Both parties understand that in case Party B was an employee of Party A before entering into this Contract, issues concerning terms of employment, social insurance which Party B was entitled to during the prior service have all been settled on-off, and except those surviving rights and interest as claimed by Party B in written form to Party A before the execution of this Contract, Party B is deemed to have expressly waived all rights and interest without reservation. Thereafter, Party B shall not claim any damages or compensation against Party A on any cause regarding the execution, performance, modification, termination, cancellation of any former labor contract.

XIV. Employment Dispute Settlement

Any employment dispute arising from the performance of this Contract, either party may request  the Mediation Committee of Employment Dispute of Party A for mediation; in case mediation fails, either party may request the Labor Dispute Arbitration Committee for arbitration within a legally specified period as of the date when such dispute occurs. Either party may also directly request the Labor Dispute Arbitration Committee for arbitration. If the arbitral award is not satisfactory, either party may bring a lawsuit in the People’s Court within a legally specified period.

XV. Miscellaneous

1. Any rules and systems, employee manual duly prepared and implemented by Party A shall form the appendices to this Contract with equal legal effects.

2. Notices relating to this Contract or issued according to this Contract may be delivered to the other party by personal delivery, registered mails, express mails, and such notices shall take effect upon arrival. In case of any failing delivery due to reasons including wrong address provided by the receiving party, omission of the receiving party to inform the other of any address change, absence of staff on site to sign and accept the delivery, the party at fault shall assume the liability and in this case the next day after the notice is sent out shall be deemed the date of delivery.

3. Handwriting words on the blanks of this Contract shall have the same effects with the printed words herein.

4. Where this Contract is silent, both parties may settle through negotiation; in case this Contract conflicts with the provisions of laws and regulations that come into effect thereafter, the provisions of laws and regulations shall govern; otherwise both parties shall modify this Contract through negotiation.

5. This Contract shall be executed in two counterparts with each party holding one. Both counterparts shall constitute the original which becomes effective as affixed with signatures or seals of both parties.

Party A (Seal):	Party B (Signature):

Legal Representative:

Date:	Date: